Exhibit 8.1

List of Principal Subsidiaries of the Registrant

Subsidiaries	Place of Incorporation
Nano Tech Cayman Ltd	Cayman Islands
Ipollo Tech Ltd	Cayman Islands
Ipolloverse Cayman Ltd	Cayman Islands
Nano Labs Inc	BVI
Ipollo Tech Inc	BVI
Tsuki Inc	United States
Ipolloverse Tech Inc	BVI
Nano Technology HK Limited	Hong Kong
Nano Labs HK Limited	Hong Kong
Ipollo HK Limited	Hong Kong
IPOLLO PTE. LTD.	Singapore
Ipolloverse HK Limited	Hong Kong
Haowei Technology (Shaoxing) Co., Ltd.	Shaoxing, China
Zhejiang Haowei Technology Co., Ltd.	Hangzhou, China
Zhejiang Metaverse Technology Co., Ltd.	Hangzhou, China
Haoweiverse (Shaoxing) Technology Co., Ltd.	Shaoxing, China
Metaski (Shaoxing) Technology Co., Ltd.	Shaoxing, China
Metaverse (Shaoxing) Technology Co., Ltd.	Shaoxing, China
Shenzhen Matamata Technology Co., Ltd.	Shenzhen, China
Zhejiang Ipollo Technology Co., Ltd.	Hangzhou, China
Metameta (Shaoxing) Technology Co., Ltd.	Shaoxing, China
Hangzhou Meta Technology Co., Ltd.	Hangzhou, China
Zhejiang Nanomicro Technology Co., Ltd.	Hangzhou, China
Zhejiang NanoBlock Technology Co., Ltd.	Hangzhou, China
Zhejiang Weike Technology Co., Ltd.	Hangzhou, China
Shenzhen Matavos Technology Co., Ltd.	Shenzhen, China
Zhejiang Yuanmao Digital Technology Co., Ltd	Hangzhou, China
Zhejiang Ipollo Metacomputing Co., Ltd	Hangzhou, China